Exhibit 99.3

CAUSE NO. C-1-PB-14-001245

IN RE:	§	IN THE PROBATE COURT OF
§
§
TEL OFFSHORE TRUST	§	TRAVIS COUNTY, TEXAS

ORDER SEVERING FINAL JUDGMENT AS TO INDIVIDUAL TRUSTEES

On this day came to be heard the Motion for Severance of Final Judgment as to Individual Trustees (the “Motion”).  The Court, having considered the parties’ Settlement Agreement, the pleadings and the Motion, finds that severance of the Final Judgment as to Individual Trustees should be GRANTED in all respects.

It is therefore ORDERED, ADJUDGED, AND DECREED that the Final Judgment as to Individual Trustees entered in Cause No. C-1-PB-14-001245 is  hereby severed from CAUSE NO. C-1-PB-14-001245 and shall be docketed as Cause No. C-1-PB-17-000121.

It is FURTHER ORDERED that the Clerk of the Court deposit in the file for the severed cause true and correct copies of the docket sheet, this Order, and the following pleadings on file in this cause:

•                  Attorney Ad Litem’s First Amended Petition as Realigned Plaintiff;

•                  RNR Production Land and Cattle’s Original Petition as Realigned Plaintiff;

•                  Individual Trustees’ Original Answer to Attorney Ad Litem’s First Amended Petition as Realigned Plaintiff and Amended Counterclaim;

•                  Individual Trustees’ First Amended  Answer to RNR Production Land and Cattle’s Original Petition as Realigned Plaintiff and Amended Counterclaim.

•                  Albert Speisman and Joyce E. Speisman’s First Amended Original Petition as Realigned Plaintiffs;

•                  Individual Trustees of the TEL Offshore Trust’s Original Answer to Albert and Joyce E. Speisman’s First Amended Original Petition as Realigned Plaintiffs and Amended Counterclaim;

•                  Daniel Conwill’s Original Answer and Counterclaim to Operative Petitions Filed by Ad Litem, RNR Production Land and Cattle, and Albert & Joyce Speisman:

•                  Motion for Entry of Final Judgment as to Individual Trustees

•                  Final Judgment as to Individual Trustees

•                  Motion for Severance of Final Judgment as to Individual Trustees

IT IS FURTHER ORDERED that the Final Judgment as to Individual Trustees in the severed cause shall be final.

SIGNED this the 20 day of January. 2017.

/s/ Guy Herman
JUDGE PRESIDING

AGREED AS TO FORM AND SUBSTANCE:

NORTON ROSE FULBRIGHT US LLP

By:	/s/ Peter A. Stokes
Paul Trahan
State Bar No. 24003075
paul.trahan@nortonrosefulbright.com
Peter A. Stokes
State Bar No. 24028017
peter.stokes@nortonrosefulbright.com
98 San Jacinto Boulevard, Suite 1100
Austin, Texas 78701-4255
Telephone: (512) 474-5201

Daniel M. McClure
State Bar No. 13427400
dan.mcclure@nortonrosefulbright.com
1301 McKinney, Suite 5100
Houston, TX 77010-3095
Telephone: (713) 651-5151
ATTORNEYS FOR INDIVIDUAL TRUSTEES
GARY C. EVANS, JEFFREY S. SWANSON,
THOMAS H. OWEN, JR., AND DANIEL CONWILL IV

AGREED AS TO FORM:

SCOTT DOUGLASS & MCCONNICO LLP

By:	/s/ Daniel C. Bitting
Daniel C. Bitting
State Bar No. 02362480
Cynthia L. Saiter
State Bar No. 00797367
303 Colorado Street, Suite 2400
Austin, Texas 78701
Telephone: (512) 495-6300
dbitting@scottdoug.com
csaiter@scottdoug.com

Glenn M. Karisch
State Bar No. 11098950
THE KARISCH LAW FIRM, PLLC
301 Congress Avenue, Suite 1910
Austin, Texas 78701
Telephone: (512) 328-6346
karisch@texasprobate.com
ATTORNEY AD LITEM

RATLIFF LAW FIRM PLLC

By:	/s/ Shannon Ratliff
Shannon Ratliff
State Bar No. 16573000
sratlifee@ratlifflaw.com
Lisa Paulson
State Bar No. 00784732
lpaulson@ratlifflaw.com
600 Congress Avenue, Suite 3100
Austin, Texas 78701
ATTORNEYS FOR RNR PRODUCTION
LAND AND CATTLE CO., INC.

By:	/s/ R. James George, Jr.
R. James George, Jr.
State Bar No. 07810000
rjgeorge@gbkh.com
114 West 7th Street, Suite 1100
Austin, Texas 78701
Telephone: (512) 495-1400
ATTORNEY FOR ALBERT SPEISMAN
AND JOYCE E. SPEISMAN